Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-185845 and 333-230970) pertaining to the Employee Savings Plan of EQT Corporation of our report dated June 20, 2019, with respect to the financial statements and schedule of the EQT Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 20, 2019

19